Exhibit 10.1

AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT

THIS AMENDEMENT NO. 1 TO MASTER SERVICES AGREEMENT (this “Amendment”) is entered into as of September 29, 2021 (the “Amendment Effective Date”), by and between ZOSANO PHARMA CORPORATION, with its principal offices located at 34790 Ardentech Court, Fremont, California 94555 (“Zosano”) and EVERSANA LIFE SCIENCES SERVICES, LLC, a Wisconsin limited liability company, with its principal offices located at 190 North Milwaukee Street, Milwaukee,

Wisconsin 53202 (“Eversana”).

BACKGROUND

WHEREAS, Zosano and Eversana entered into a Master Services Agreement, effective August 6,

2020 (the “Agreement”);

WHEREAS, Zosano and Eversana desire to revise the Agreement in accordance with the terms and conditions contained herein;

WHEREAS, the Agreement as amended is in full force and effect; and

WHEREAS, except as may be expressly provided otherwise in this Amendment, capitalized terms in this Amendment have the meaning set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, Zosano and Eversana agree as follows:

1. Section 14.2(b) of the Agreement is deleted in its entirety and replace with the following:

“Termination for Late Approval. Either Party shall have the right to terminate this Agreement if NDA Approval does not occur by December 31, 2021 effectively upon providing written notice to the other Party within sixty (60) days after such date (such notice to be effective upon receipt thereof by the other Party).

2. The Parties agree and acknowledge that, upon FDA approval, the deferral mechanism, payment terms, and loan terms in the Agreement, including without limitation, Section 5 and Exhibit F of the Agreement shall be adjusted as mutually agreed by both Parties.

3. Entire Amendment. This Amendment sets forth the entire agreement of the Parties with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed by the Parties hereto or their respective successors in interest.

4. Acknowledgment. The Parties hereto each acknowledge that except as expressly modified by this Amendment, all the terms and conditions of the Agreement remain unchanged and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Agreement and this Amendment, the terms and provisions of this Amendment control.

5. Counterparts; Electronic Signatures. The Parties acknowledge and agree that this Amendment may be signed (a) in any number of counterparts, which may be transmitted by facsimile or PDF, all of which taken together constitutes one and the same instrument; and (b) electronically using an e-signature program or service; and (c) for all purposes, including but not limited to admissibility, enforceability and validity, treat the counterpart facsimiles or PDFs and electronic signatures as if those documents were signed by hand and the electronic signatures were hand-written signatures.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has duly executed this Agreement as of the date first above written.

ZOSANO PHARMA CORPORATION		EVERSANA LIFE SCIENCES SERVICES, LLC

By:	/s/ Steven Lo	By:	/s/ Gregory Skalicky
Name: Steven Lo		Name: Gregory Skalicky
Title: President & Chief Executive Officer		Title: Chief Revenue Officer

(Signature Page to Amendment No. 1 to MSA)